                                                                    Exhibit 99.1


        AIRNET ANNOUNCES FOURTH QUARTER RESULTS AND 2001 YEAR END RESULTS
            4TH QUARTER REVENUE IMPROVES NEARLY 100% TO $4.1 MILLION -

Melbourne, FL, March 26, 2002 - AirNet Communications Corporation (NASDAQ: ANCC) today announced financial results for its fourth quarter and year ended December 31, 2001.

The company reported net revenue of $4.1 million in the fourth quarter, compared to $2.1 million in the third quarter of 2001 and $5.5 million in the fourth quarter of 2000. The company reported an operating loss for the fourth quarter of $7.4 million, compared to a loss of $28.4 million in the fourth quarter of 2000 and a loss of $10.2 million in the third quarter of 2001. The net loss for the fourth quarter was $7.2 million, or $0.30 per basic and diluted share, compared to a net loss of $27.6 million or $1.17 per basic and diluted share in the fourth quarter of 2000 and $10.5 million or $0.44 per basic and diluted share in the third quarter of 2001.

The company reported net revenue of $14.5 million for the year 2001 compared with $34.3 million a year earlier. The Company also reported a net loss of $60.1 million, or $2.53 loss per basic and diluted share, compared with net loss of $45.0 million, or $1.91 earnings per basic and diluted share, in 2000. The operating loss for 2001 was $60.1 million compared to a $49.7 million loss for 2000.

Per share amounts for both the year end and fourth quarter results were based on
23.8 million weighted average shares for the year 2001 and excludes shares issuable upon the conversion of the Series B convertible preferred stock and other convertible securities.

Sequential quarterly improvement in revenue reflects sales to domestic customers and TECORE Wireless Systems. The decline in overall revenue in 2001 was primarily due to the economic slowdown in the global telecommunications market, which caused a decline in demand for our base station products. The Company continues to conserve cash assets, reduce liabilities and focus on near term opportunities for revenue. The outlook for the first and second quarter of this year is improved with the recent purchase orders from TECORE and Redwood Wireless Systems. Due to recent collections and down payments associated with new customer orders, the Company may not require additional capital this year. Recent adoption of GSM, GPRS and EDGE high speed data technology by large operators in North America and many of their affiliates could be of long term benefit to the Company.

"In the midst of a terrible 2001 economic environment for wireless network equipment manufacturers, AirNet implemented a significant restructuring plan in the second half of 2001 in order to preserve shareholder value," said Glenn Ehley, president and chief executive officer of AirNet. "During the second half of the year, we turned our attention to cutting costs and liabilities, renewing our business relationships with our existing customers, developing new customers and sales channels, turning our inventory into cash, achieving our product performance goals, and positioning the Company for growth when the "wireless winter" ends. I believe the measures we took in the second half of last year are already bearing positive results for us this year."

MAJOR EVENTS IN THE FOURTH QUARTER INCLUDE:

o Increased revenue in the fourth quarter of 2001, which was higher than the second and third quarters combined.

o Developed a strategic business relationship with TECORE Wireless Systems for the sale of AirNet products on a worldwide basis.

o Significantly reduced cash flow from ($23.8) million in Q4, 2000 to ($7.1) million in Q4, 2001. This is a 70% reduction in quarterly cash outflow.

o Achieved product performance and reliability goals by obtaining final acceptance from all of our existing customers.

o Positioned the Company for a strong first and second quarter of 2002 which will be addressed during the Company's conference call.

CONFERENCE CALL

The Company will hold a conference call today, March 26, 2002 at 5:30 p.m. (ET) to discuss the fourth quarter, 2001 year end results and other recent developments. The dial-in number for the conference call is (719) 457-2728. A replay of the conference call will be available beginning today at 8 p.m. (ET) until 12:00 a.m. (ET) on Wednesday, April 2, 2002. The replay number for the conference call is (719) 457-0820, and the pass code is 494608.

ABOUT AIRNET

AirNet Communications Corporation is a leader in wireless base stations and other telecommunications equipment that allow service operators to cost-effectively and simultaneously offer high-speed wireless Internet and voice services to mobile subscribers. AirNet's patented broadband, software-defined AdaptaCell(TM) base station solution provides a high-capacity base station with a software upgrade path to the wireless Internet. The Company's AirSite(R) Backhaul Free(TM) base station carries wireless voice and data signals back to the wireline network, eliminating the need for a physical backhaul link, thus reducing operating costs. AirNet has 69 patents issued or filed and has received the coveted World Award for Best Technical Innovation from the GSM Association, representing over 400 operators around the world. More information about AirNet may be obtained by calling 321.984.1990, or by visiting the AirNet Web site at www.airnetcom.com.

FOR MORE INFORMATION:

AirNet Contact:
Stuart Dawley
Investor Relations Officer
+1 321-953-6780
sdawley@airnetcom.com

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

THE STATEMENTS CONTAINED IN THIS PRESS RELEASE THAT ARE NOT HISTORICAL INFORMATION ARE FORWARD-LOOKING STATEMENTS THAT RELATE TO FUTURE EVENTS OR OUR FUTURE FINANCIAL PERFORMANCE, INCLUDING STATEMENTS REGARDING OUR EXPECTATIONS, BELIEFS, PLANS, ESTIMATES, INTENTIONS OR STRATEGIES FOR THE FUTURE. FORWARD LOOKING STATEMENTS INCLUDE STATEMENTS REGARDING THE TRANSITION AND EVOLUTION TO HIGH-SPEED DATA AND WIRELESS INTERNET SERVICES, FUTURE SALES TO CUSTOMERS AND CUSTOMER DEPLOYMENT PLAN, AND OUR OUTLOOK FOR FISCAL YEAR 2001 and 2002. ALL FORWARD-LOOKING STATEMENTS INCLUDED IN THIS RELEASE ARE BASED UPON INFORMATION AVAILABLE TO AIRNET COMMUNICATIONS CORPORATION AS OF THE DATE HEREOF AND WE ASSUME NO OBLIGATION TO UPDATE ANY SUCH FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, WHICH COULD CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED. POTENTIAL RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, OUR HISTORICAL AND FUTURE LOSSES, OUR LIMITED OPERATING HISTORY, FLUCTUATIONS IN OUR QUARTERLY REVENUES AND OPERATING RESULTS, COMPETITIVE PRESSURE, INABILITY TO OBTAIN NEW PURCHASE ORDERS IN AN UNCERTAIN ECONOMIC ENVIRONMENT, AND OUR AUDITORS MAY PROVIDE AN AUDIT REPORT THAT EXPRESSES DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN WITHOUT ADDITIONAL CAPITAL . THESE AND OTHER RISKS ARE DISCUSSED IN COMPANY FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000, AND THE ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001 WHICH WILL BE FILED ON OR AROUND MARCH 31, 2002.

AIRNET(R) AND AIRSITE(R) ARE REGISTERED TRADEMARKS WITH THE U.S. PATENT AND TRADEMARK OFFICE. THE STYLIZED AIRNET MARK, ADAPTACELL(TM), SUPER CAPACITY(TM), BACKHAUL FREE(TM), AND WE'RE READY FOR ANYTHING(TM) ARE TRADEMARKS OF AIRNET COMMUNICATIONS CORPORATION. OTHER NAMES ARE REGISTERED TRADEMARKS OR TRADEMARKS OF THEIR RESPECTIVE COMPANIES OR ORGANIZATIONS.

       STATEMENT OF OPERATIONS ($'S IN THOUSANDS EXCEPT PER SHARE AMOUNTS)



                                                           For the three months ended              For the year ended
                                                                   December 31,                        December 31,
                                                        -------------------------------       -------------------------------
                                                            2001               2000              2001                2000
                                                        ------------       ------------       ------------       ------------
NET REVENUES                                            $      4,137       $      5,482       $     14,544       $     34,332
COST OF REVENUES                                               4,501             12,684             25,476             31,204
                                                        ------------       ------------       ------------       ------------
    Gross profit                                                (364)            (7,202)           (10,932)             3,128
OPERATING EXPENSES:
   Research and development                                    2,886              9,069             25,512             29,457
   Sales and marketing                                         1,402              3,180             11,921             10,411
   General and administrative                                  2,843              8,924             11,552             12,578
   Restructuring expenses                                         --                 --                 --                 --
   Stock-based compensation                                     (126)                51                159                378
                                                        ------------       ------------       ------------       ------------
          Total costs and expenses                             7,005             21,224             49,144             52,824
LOSS FROM OPERATIONS                                          (7,369)           (28,426)           (60,076)           (49,696)

OTHER INCOME (EXPENSE)                                          (254)               846                542              4,672
                                                        ------------       ------------       ------------       ------------
NET LOSS BEFORE EXTRAORDINARY ITEMS                           (7,623)           (27,580)           (59,534)           (45,024)

EXTRAORDINARY GAIN ON VENDOR SETTLEMENTS                       1,461                 --              1,922                 --
                                                        ------------       ------------       ------------       ------------

NET LOSS                                                      (6,162)           (27,580)           (57,612)           (45,024)

ACCRETION OF DISCOUNT - REDEEMABLE PREFERRED STOCK              (430)                --             (1,036)                --
PREFERRED DIVIDENDS                                             (600)                --             (1,500)                --
                                                        ------------       ------------       ------------       ------------
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS            $     (7,192)      $    (27,580)      $    (60,148)      $    (45,024)
                                                        ============       ============       ============       ============
NET LOSS PER SHARE ATTRIBUTABLE TO
COMMON SHAREHOLDERS- BASIC                              $      (0.30)      $      (1.17)      $      (2.53)      $      (1.91)
                                                        ============       ============       ============       ============
WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC               23,787,414         23,528,820         23,783,637         23,579,467
                                                        ============       ============       ============       ============


                                CASH FLOW SUMMARY

CASH USED IN OPERATING ACTIVITIES                 $ (4,514)      $(19,307)      $(48,177)      $(62,601)

CASH USED BY INVESTING ACTIVITIES                   (2,481)        (4,311)        (3,149)        (8,700)

CASH PROVIDED (USED) BY FINANCING ACTIVITIES          (140)          (209)        27,160           (254)
                                                  --------       --------       --------       --------
NET CHANGE IN CASH                                $ (7,135)      $(23,827)      $(24,166)      $(71,555)
                                                  ========       ========       ========       ========


                                            BALANCE SHEET


                                                                                   As of December 31,
                                                                                 -------------------------
                                                                                  2001             2000
                                                                                 -------          -------
ASSETS
           Cash and cash equivalents                                             $ 4,702          $28,867
           Accounts receivable - net                                               5,796            8,217
           Inventories                                                            21,871           32,769
           Notes receivable                                                          775            5,932
           Other current assets                                                    1,880            1,028
                                                                                 -------          -------
           TOTAL CURRENT ASSETS                                                   35,024           76,813
           PROPERTY AND EQUIPMENT, NET                                            11,498           11,664
           OTHER LONG-TERM ASSETS
                                                                                   3,353            3,657
                                                                                 -------          -------
           TOTAL ASSETS                                                          $49,875          $92,134
                                                                                 =======          =======

LIABILITIES AND STOCKHOLDERS' EQUITY

           Accounts payable                                                      $ 5,224          $13,198
           Accrued expenses                                                        2,817            4,135
           Current portion of capital lease obligations                              367              803
           Customer deposits                                                         548            2,398
           Deferred revenues                                                       2,637            7,161
                                                                                 -------          -------
           TOTAL CURRENT LIABILITIES                                              11,593           27,695
           TOTAL LONG-TERM LIABILITIES
                                                                                   3,570              216
           Redeemable convertible preferred stock (liquidation value of
           $60,000,000 plus accrued dividends)                                    16,344               --
           TOTAL STOCKHOLDERS' EQUITY                                             18,368           64,223
                                                                                 -------          -------
           TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                              $49,875          $92,134
                                                                                 =======          =======